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                                                                Exhibit 10.17



                          LIST OF AGENCY SERVICES AND FEES



     This LETTER OF AGREEMENT is entered into by and between Hall
Communications, Inc., a Nevada Corporation ("Agency") and eRoom System Technologies, Inc., a Nevada Corporation ("Client"), effective March 30, 2000 through March 30, 2001.

AGENCY SERVICES

Agency agrees to act to act as the "Advertising and Marketing Agency of Record" for the Client under the terms of this agreement. The following is a list of the services that the Agency will provide to the client.

     1.0 DESIGN/CREATIVE. Agency will develop and implement the Client's creative/design related to advertising, marketing and/or promotion. Items to be included:

     a.   Company brochure(s) for customers and potential customers
     b.   New corporate name development
     c. Logo and corporate identity package including letterhead, business cards, etc.
     d.   Corporate information packets
     e.   Office signage
     f.   Trade show booth and collateral materials
     g.   Development of compact disc (CD) with company information
     h.   Development of corporate video
     i.   Web site design
     j.   Presentation design
     k.   Product Design
     l.   Internal Corporate Communications
     m.   Visual and Graphic Standards Guide

There will be outside costs associated with the above listed items (1.0 a-m).

     2.0 IPO PACKAGING. Agency to design any materials that will be necessary for IPO road show and investor meetings. There will be some overlap between the items in sections 1.0 and 2.0. However, the Agency will ensure that the Client has the appropriate materials, including:

     a.   Road show collateral materials
     b.   Road show presentation materials
     c.   Road show video

     3.0 PLANNING AND STRATEGY. With the help of the Client, the Agency will develop the overall message and marketing direction of the Client. This will include, but will not be limited to, a "Strategic Advertising and Marketing Plan" for the Client. The goal is to help identify what the company does, how it does it, from whom it does it, how it will be done in the future and how all of this will be communicated to the intended audiences. In addition we will help identify:

     a.   Main consumer benefits
     b.   Marketing Goals and Objective
     c.   Marketing Strategies
     d.   Target Market Definition
     e.   Geographic or Category Considerations

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FEES

     4.0 AGENCY FEES. Client agrees to issue the Agency a warrant to purchase 166,667 shares of common stock at $3.60 per share, and pay a total of $219,500.00 in the form of cash, based on the following schedule:

     PHASE ONE (MONTHS 1-4): Client to issue the Agency a warrant to purchase 166,667 shares of common stock at $3.60 per shares

     PHASE TWO (MONTHS 5-8): Client to pay Agency $174,750.00 in cash ($43,687.50 per month).

     PHASE THREE (MONTHS 9-12): Client to pay Agency $174,750.00 in cash ($43,687.50 per month).

     5.0 OUTSIDE EXPENSES. All outside expenses incurred by the Agency on behalf of the Client, estimated at $450,500.00, will be billed to the Client in addition to the above Agency Fees. All expenses will be authorized by the Client, and invoiced at the end of the activity month. The client agrees to pay Agency invoices within 30 days of invoice date.

     6.0 JOB ESTIMATES. Agency agrees to provide the Client with job estimates prior to starting every project/campaign. Client approval of the estimate is the Agency's authorization to proceed with the project/campaign.

     7.0 WARRANTS. Agency will be issued a warrant to purchase 166,667 shares of common stock, exercisable though December 31, 2001. Client will offer Agency one demand right registration, exercisable any time following the one year anniversary of the IPO (subject to SEC/NASDAQ approval).

     8.0 OTHER. Throughout the life of this agreement between the Agency and the Client, there may be other business opportunities that arise. Agency and Client agree that this Letter of Agreement may be amended from time to time to include other services as long as both Agency and Client agree to the terms.


SIGNATURES

The following authorized signatures verify that both parties have agreed to all terms of this agreement, effective as of the date listed in the first paragraph of this agreement.

HALL COMMUNICATIONS, INC.


By:  /s/ Mick Hall                      Date:     3/30/00
   --------------------------------          --------------------------------
     Mick Hall, President/CEO

EROOM SYSTEM TECHNOLOGIES, INC.


By:  /s/ Steven Sunyich                 Date:     3/30/00
   --------------------------------          --------------------------------
     Steven Sunyich, CEO